Exhibit 10.22

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

THIS AGREEMENT is made on the day 14th June, 2017

Between

(1)       Lion International Securities Group Limited, whose registered office is situated at Unit 705, 7/F, No. 9 Queen’s Road Central Hong Kong (the “Licensee”) and

(2)       eBroker Systems (HK) Limited, a company incorporated in Hong Kong, whose registered office is situated at Room 603, 6/F., China Insurance Group Building, 141 Des Voeux Road Central, Hong Kong (“eBroker”/”Licensor”).

WHEREAS THE FOLLOWING TERMS AND CONDITIONS ARE HEREBY AGREED:

1.	License
1.1	The license of the Licensed Systems and the software of the Licensed Systems (“Software”) all as stated in Schedule I is granted herein to the Licensee by eBroker. The Licensee is authorized hereunder to use the Software and the Licensed Systems provided that the one-off license fees and the monthly license subscription fee have been paid duly.
1.2	Licensor shall mean the copyright owner or entity authorized by the copyright owner that is granting the License. eBroker is the only entity of Licensor in this Agreement.
2.	Use of the Software
2.1	For the purpose of this License, “Use” of the Software shall mean and include:
(a)	utilization of the Software by copying, transmitting or loading the same into the temporary memory (RAM) or installing into the permanent memory (e.g. hard disk, CD ROM or other storage device) of the Licensed Systems for the processing of the Licensed Systems instructions or statements contained in such Software;
(b)	copying the Software which is in machine-readable form for Use by the Licensee on the Licensed Systems for the purposes only of understanding the contents of such machine-readable material that no more than two copies for the purposes only of will be In existence under any License at any one time without prior written consent from eBroker or as otherwise permitted by the applicable law;
(c)	copying the Software which is in machine-readable form for Use by the Licensee on the Licensed Systems for the purposes only of back-up provided that allows kept in the back-up tapes with eBroker’s official permit for the purposes only of will be in existence under any License at any one time with prior written consent from eBroker.
(d)	merging the whole or any part of the Software in machine-readable form into another software program according to eBroker’s official paper agreement and/or with eBroker’s solution;
(e)	storing the whole or any part of the Software on the System or other storage unit or disk; and
(f)	utilizing (but not copying) the instructional and/or operational manuals relating to the Software. eBroker would distribute the manuals to the Licensee through CD and/or one set of hardcopy, and eBroker allows ONE copy of such CD and copies of hardcopy materials for Internal relevant users and backup purpose only with eBroker official agreement;

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2.2	The Licensee shall also be permitted to Use the Software on a portable, lap top or home computer where the Software ls permanently installed on the hard disk or other storage device of the Licensed Systems (but not a file server) and the Licensee or its relevant employee as the case may be is the predominant user of the Software and such Use will not breach the concurrent user limit where applicable. The amount of user license eBroker offering to the Licensee depends on the Schedule I agreed and officially confirmed by both the Licensee and eBroker.
3.	Ownership
3.1	Owner shall mean the one who has legal title or right coupled with exclusive legal right to the Software.
3.2	The Licensed Systems are the sole and exclusive property of eBroker. By paying the license fee or any related payment, the Licensee shall not become the owner of the Licensed Systems, but are entitled solely to use the Licensed Systems according to the terms and conditions hereunder.
4.	Copyright and Modifications

All titles and copyrights in and to the Licensed Systems are owned by eBroker. The Licensee will not in any way alter or modify the Software or the Licensed Systems or copy or attempt to copy, modify, adapt, translate, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of any of the Software or the Licensed Systems provided by eBroker unless otherwise specified In this Agreement.

5.	Licensee’s Undertakings
5.1	The Licensee undertakes not to perform any of the acts referred to in this sub-clause except to the extent and only to the extent permitted by the applicable law the Licensee as a lawful user (i.e. a party with a right to use} of the Software and only then for the specific limited purpose stated in such applicable law or hereunder. The Licensee undertakes:
(a)	not to copy the Software (other than for normal System operation and as specified In Clause 2 above) nor otherwise reproduce the same Provided that the Licensee may copy the Software for back-up purposes or incidentally, in the course of converting the Software in accordance with clauses below;
(b)	not to translate, adapt, vary, modify the Software; and
(c)	not to disassemble, decompile or reverse engineer the Software Provided however that in the case of decompilation, the Licensee may Incidentally decompile the Software only if it is essential to do in order to achieve interoperability of the Software with another software program (“Permitted Purpose”) and provided the information obtained by the Licensee during such decompilation is only used for the Permitted Purpose and is not disclosed or communicated to any third party whom it is not necessary to disclose or communicate such information without eBroker’s prior written consent and is not used to create any software which is substantial similar to the expression of the Software nor used In any manner which would be restricted by copyright.
5.2	The Licensee recognises eBroker’s ownership of the Licensed Systems and Software and unconditionally and irrevocably agrees and undertakes:
(a)	not to do or cause to be done at any time any act deed or thing which will in any way impair or put in issue the validity of the Licensed Systems and Software or otherwise set up any adverse claim against the right of eBroker to the Licensed Systems and Software;
(b)	to use the Licensed Systems and Software strictly in accordance with all relevant laws, legislation, statues, acts, rules, regulations, ordinances, by-laws, guidelines or any other published practices which are enacted, issued, promulgated or made by any relevant authorities; and
(c)	to watch for and give to eBroker all information which comes to its knowledge of any infringement or possible infringement of the Licensed Systems and Software or any intellectual property rights thereof immediately upon such incidents coming to its knowledge and shall take reasonable steps, at the costs of the Licensee to assist eBroker to protect eBroker’s interests in the Licensed Systems and Software.

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5.3	The Licensee undertakes:
(a)	to maintain accurate and up-to-date records of the number and location of all copies of the Software.
(b)	to supervise and control Use of the Software in accordance with the terms of this Licence.
(c)	to ensure that its employees, agents and other parties who will use the Software are notified of this Licence and the terms hereof prior to such employee, agent or party using the same.
(d)	to reproduce and Include the copyright notice of the Licensor or such other party as may be specified in or on the Software {the “Owner”) on all and any copies, whether in whole or in part, in any form, including partial copies or modifications of the Software made herein.
(e)	not to provide or otherwise make available the Software in whole or in part (including where applicable, but not limited to program listings, object code and source program listings, object code and source code), in any form to any person other than the Licensee’s employees or as specified in 5.2.3 above without prior written consent from eBroker.
(f)	within 14 days after the date of termination or discontinuance of this Licence for whatever reason, to cease any and all use of the dice need systems and software and destroy the Software and all updates, upgrades or copies, in whole and in part, in any form including partial copies or modifications of the Software received from eBroker or made in connection with this Licence, and all documentation relating thereto.
6.	Warranty
6.1	The Licensee shall have the right to examine the Licensed Systems, Software and Database and any defect, malfunction or damage discovered and confirmed by eBroker therein shall be remedied by eBroker within a reasonable time at their own costs.
6.2	Although eBroker does not warrant that the Software supplied hereunder shall be free from all known viruses it has used its best efforts to check for all commonly known viruses.
7.	Disclaimer of Liability
7.1	eBroker, its directors, officers, employees, advisors, agents or contractors, shall not be responsible for any loss or expenses incurred by the Licensee directly or indirectly in any manner in connection with or arising from:
(a)	any interruption, suspension, delay, loss, mutilation or failure or inaccuracy in transmission of trading instructions or other information however caused; or
(b)	any mechanical failure, power failure, malfunction, breakdown, interruption or Inadequacy of equipment or Installation connected to the Licensed Systems and/or Software, Acts of God, Government Act, flood, fire, storm, typhoon, lightning, civil commotion, earthquake, strike, war, the imposition of or alteration in any relevant laws or regulations or regulatory codes or imposition of any limitation by the government or relevant authorities or any other causes beyond eBroker’s control or anticipation.

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8.	All Software and the Licensed Systems are provided AS IS.

Software maintenance and Software Upgrade are provided subject to the payment of monthly license subscription fees agreed by both Licensee and Licensor. Please refer to the Schedule I agreed and accepted by both Licensee and Licensor with official signature.

9.	Intellectual Property Rights

 eBroker warrants that the Software and the Licensed Systems and the Use by the Licensee of them under this Agreement does not infringe the Intellectual Property Rights of any person. Notwithstanding anything to the contrary contained herein, eBroker shall indemnify, hold harmless and defend the Licensee from and against any loss or liability arising from any claim, demand, suit, action or proceeding for an infringement, or an alleged infringement of the Intellectual Property Rights of any person, which arises out of or In relation to the Software and/or the Licensed Systems and/or the Use of any or all of them.

10.	Privacy of Information

Information about clients of the Licensee may only be provided to eBroker solely for the installation and testing of the Licensed Systems at the site of the Licensee. Without knowledge and approval of the Licensee, staff of eBroker shall not take away any information. Any information provided to eBroker by the Licensee shall be kept in high confidence and shall not be disseminated to or shared with, in whole or in part, any person not authorized and not related to the development of the Licensed Systems.

11.	License Fee

Payment terms and payment schedule are set out In the Schedule I agreed and accepted by the parties with their official signatures.

12.	Severability

The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern as though the void, voidable or unenforceable provisions were not a part hereof.

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13.	Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. Any dispute arising from or in connection with this Agreement is to be subject to the exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

14.	Termination
14.1	Without prejudice to any other rights, either party (the “Non-defaulting party”) may terminate this Agreement if the other party (the “Defaulting party”) fails to rectify any material breaches of the terms and conditions hereof within 14 days after a notice on the breach has been served on the Defaulting party by the Non-defaulting party. The Defaulting party shall indemnify the Non-defaulting party of any loss or damages suffered resulting from the breach(es).
14.2	Should the Licensee undergo any business arrangement which implies significant change in ownership or in Its existing business structure Including merger or acquisition, eBroker shall have the right summarily to terminate this Agreement or revise the terms and conditions of this Agreement by giving to the Licensee six months’ notice in advance.
14.3	This Agreement shall be effective for a period of twenty four calendar months unless the parties mutually agree to terminate this Agreement or this Agreement is terminated in accordance with clauses 14.1 or 14.2. After the initial 24-month, either party may give six months’ advance notice in waiting to terminate this agreement. Should no such termination notice has been issued by any party, this Agreement is deemed to have been automatically renewed annually for a period of twelve calendar months.
14.4	The termination of this Agreement for any reason whatsoever shall be without prejudice to any other rights or remedies available to either party in this Agreement or in law including but not limited to either party’s rights and remedies against the other in respect of any antecedent breach of the provisions herein contained. The rights and obligations of the parties hereto which are expressed to survive this Agreement or which by their nature survive termination of this Agreement shall remain in full force and effect.
15.	Appendix

Schedule I constitutes an Appendix as referred to in, and supplements, forms part of and is subject to this Agreement.

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16.	Miscellaneous
16.1	The Licensee shall not be entitled to assign its rights, title and interest or obligations in to or under this Agreement in whole or in part without the prior written consent of eBroker.
16.2	The Parties hereto hereby further agree to execute and do all such deeds, issuance, acts and things as may be required so that full effect may be given to the provisions of this Agreement.
16.3	Nothing in this Agreement shall be construed to imply the existence of a partnership between the Parties hereto or to make one party the agent of the other party and no party shall so hold Itself out, nor shall any party be liable or bound by any act or omission of the other party.
16.4	In the event that any provision of this Agreement becomes illegal, void, prohibited and/or unenforceable, the remaining provisions shall continue to bind the parties hereto with full force and effect as they would have bound the parties if the illegal, void, prohibited and/or unenforceable provision had never been included in this Agreement.
16.5	Each party shall pay its own respective legal costs in respect of this Agreement.
16.6	This Agreement shall bind the successors and assigns of eBroker and the successors and permitted assigns of the Licensee.

For and on behalf of eBroker Systems (HK) Limited /s/ Calvin Kwok	For and on behalf of Lion International Securities Group Limited /s/ Chan Lai Man
[Company seal is affixed]	[Company seal is affixed]
Authorized Signature & Company Chop	Authorized Signature & Company Chop
Date: 14 Jun 2017	Date: 14 Jun 2017

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1.	One-time Setup Fees
Licensed Systems	One-time Setup Fees
eBroker Front Office - OMS (In-house) - OCG and OMD-C connection with HKEx - DB version & Internet version (iDC3) for In-house	[***]
eBroker Back Office - GBSX for HK Stocks - Direct clearing with CCASS - PDF Statement with Password	[***]
eBroker Cloud ASP Server for Core Systems - VM x 2 (OMS & GBSX)	[***]
eBroker Cloud ASP Server for Terminal Server - VM x 1	[***]
eBroker Cloud ASP Server for ITS Server - VM x 1	[***]
VPN Connection to Mobile App Vendor (API): Include: VPN connection for Tencent Cloud through API 5M VPN connection for trade execution 24 mths Contract	[***]
OCG Equipment Hosting Include: - SDNet equipment Hosting - 6 Rack Unit	[***]
OCG SDNet Cross Connect Charge - 2 x Cross connection for SDNet - 1 x Cross connection for Lease Line	[***]
Sub-Total: Special Offer:	[***] [***]

Remarks:

i.	Licensee shall provide the testing environment during the testing period;

ii.	Cost for Exchanges is not included;

iii.	Server Hardware cost is not included.

iv.	100% one-time set up fees will be charge when order confirm.

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2.	Monthly License Subscription Fees
Licensed Systems	Monthly License Subscription Fees
eBroker Front Office - OMS (In-house) - OCG and OMD-C connection with HKEx - DB version & Internet version (iDC3) for In-house Remarks: 1. Market Data not included 2. Lease Line Connection not include

[***] per month.

For 5 licenses for in-house users with unlimited trades, [***] per additional license thereafter;

Include first [***] monthly turnover from other channel, [***] basis point [***] for monthly turnover thereafter

eBroker Back Office - GBSX for HK Stocks - Direct clearing with CCASS - PDF Statement with Password	[***] for 5 user licenses [***] per month for each additional user license;
eBroker Cloud ASP Server for Core Systems - VM x 2 (OMS & GBSX)	[***]
eBroker Cloud ASP Server for Terminal Server - VM x 1	[***]
eBroker Cloud ASP Server for ITS Server - VM x 1	[***]
VPN Connection to Mobile App Vendor (API): Include: VPN connection for Tencent Cloud through API 5M VPN connection for trade execution 24 mths Contract	[***]
OCG Equipment Hosting Include: - SDNet equipment Hosting - 6 Rack Unit	[***]
OCG SDNet Cross Connect Charge - 2 x Cross connection for SDNet - 1 x Cross connection for Lease Line	[***]
Sub-Total: Less Discount: Total:	[***] [***] [***]

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Services include:

i.	Hotline support (from 9:00 a.m. - 6:00 p.m. Monday - Friday, except HK Public Holiday);
ii.	Online monitoring services;
iii.	Technical inquiry on software application;
iv.	Bug fixing;
v.	Consultation on system customization;
vi.	Standard upgrade as issued by eBroker.

Remarks

i.	Monthly License Subscription Fees does not include screen levy and charges payable to HK Exchange.
ii.	Monthly License Subscription Fees shall be subject to a minimum subscription period of twenty-four months.
iii.	A cancellation charge that equals to 100% of the balance of the total Monthly License Subscription Fees is required if the Licensee terminates the License Subscription before the minimum subscription period. In case the Licensee terminates the subscription on or before the system production date, eBroker reserves the right to charge the Licensee the total amount of the One-time Setup Fees and the Monthly License Subscription Fees for the minimum subscription period.
iv.	The commencement date of the Monthly License Subscription Fees shall start from the system production date or 3 months from the date of completion of the setup of the Licensed Systems, whichever is earlier, and is payable upon presentation of the invoice by eBroker. eBroker shall be entitled to increase the Monthly License Subscription Fees annually by giving to the Licensee not less than 60 days’ prior written notice provided that any such increase shall not exceed a percentage equal to the inflation rate in Hong Kong.
3.	Customization Services

Software and the Licensed Systems are provided AS IS. Any other user request will be considered as customization services and chargeable as shown in 3.1

3.1	Standard Charge Table for Customization Works

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Customization works in accordance with the requirements of the Licensee shall be charged on a man-day basis according to the following table:

Staff Grade	Charge per man-day	Scope of Complexity
Director	[***]	System Architecture Design, complex core system changes
Business Analyst / Technical Project Manager	[***]	Specification, System Design
Analyst Programmer	[***]	Revision of Server Component, User Interface Design
Programmer	[***]	User Interface Development, Other Simple Modifications

4.	Other Services
4.1	Online Services and Test Environment

eBroker provides online services for system installation, servicing, support and monitoring. The Client shall allow remote access by eBroker to the Test Environment during UAT to improve efficiency of installation and support services. Online support upon system production is recommended for service efficiency.

On-site services will be charged in accord to item 4.2 below.

4.2 On-site Services

On-site service for orders received during Business Hours (Monday to Fridays 9:00am to 6:00 pm) is charged at the rate [***] per hour with a minimum charge of [***]. For orders extended to Non-Business Hours, on-site services will be charged at the rate of [***] per hour.

On-site services for orders and requests outside Hong Kong SAR will be charged on a tune cost basis plus the necessary accommodation and travel expenses.

5.	Training

Training courses to use the Licensed Systems are conducted by eBroker to familiarize staff in the Licensee with the Licensed Systems. Two training sessions of 2 hours each will be provided FREE for a team of maximum 10 staffs at eBroker’s training center. eBroker will charge [***] per team per session for additional training required after production.

6.	Payment Terms
6.1	One-time Setup Fees

50% initial setup fees and one-time license fees are payable upon signing of agreement, 30% on system delivery and the remaining 20% final balance shall be payable upon the date of Acceptance of the system or 30 days after the date of completion of System Setup, whichever is earlier. All charges are advance payment and non-refundable.

6.2	Monthly License Subscription Fees

Monthly licence subscription fees and other monthly fees shall be payable monthly upon system production or three months from the date of completion of the setup of the Licensed Systems, whichever is earlier. All fees paid are non-refundable.

6.3	Security Deposit

The Licensee shall pay to eBroker 3 months of Monthly License Subscription Fees set out in Schedule I as the Security Deposit for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, eBroker shall refund the Security Deposit to the Licensee without interest within 60 days from the effective termination date of This Agreement or settlement date of any outstanding payment owed by the Licensee to eBroker, whichever is later.

6.4	Payment should be mad upon presentation of the invoice or within the number of day specified therein, unless otherwise agreed by eBroker.
6.5	Late payment shall be subject to interest payments of 10% per annum from the date of due payment to the date of actual payment.
6.6	Automatic Renewal Term

Upon expiration of the monthly subscription period (24 months), the Service shall automatically renew for a period of one year and either party may terminate the Automatic Renewal Term on ninety (90) days prior written notice of the renewal date.

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